Exhibit 5.1

BTPLaw LLC Advocates & Solicitors 137 Amoy Street, #03-02 Far East Square, Singapore 049965

Our ref: BTP/SPA/AGBA Group Holding	Date: 24.02.2023

Your ref:	Phone: +65 9855 1842
Email: stephen.adams@btplaw.com.sg
(We do not accept service of court documents by fax)

By E-mail only

To:	AGBA GROUP HOLDING LIMITED

AGBA Tower
68 Johnston Road
Wan Chai, Hong Kong SAR

Dear Sirs/Mdms,

AGBA GROUP HOLDING LIMITED (Company Number 1994475) (THE “COMPANY”)

We act as counsel as to British Virgin Islands law to the Company in connection with a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on 24 February 2023 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”) of 11,675,397 ordinary shares of $0.001 par value each of the Company (the “Ordinary Shares”) that are issuable by the Company pursuant to the AGBA Group Holding Limited Share Award Scheme (the “Award Scheme”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

BTPLaw LLC (UEN: 202036376Z) is a law corporation with limited liability.

This document is for the addressee(s) only and may contain confidential information and/or may be subject to legal privilege.

If you have received this in error, please contact us immediately.

1.	The Documents

1.1	We have reviewed originals, copies or drafts of the following documents and have examined such other documents and considered such legal matters as we have deemed necessary for the purpose of rendering this legal opinion:

(a)	the certificate of incorporation of the Company as registered on 8 October 2018 and a certificate of name change registered on 14 November 2022 at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry”);

(b)	the fifth amended and restated memorandum and articles of association of the Company as registered on 14 November 2022 (the “Memorandum and Articles”) at the Registry;

(c)	Registration Statement;

(d)	Award Scheme;

(e)	a copy of the written resolutions of the directors of the Company dated 9 November 2022 approving the Award Scheme; and

(f)	minutes of an extraordinary general meeting of the shareholders of the Company on 10 November 2022 approving the Award Scheme.

3.	Searches

For the purpose of giving this opinion, we have conducted a search of (i) the public records of the Company on file and available for inspection at the Registry on 21 February 2023 at 09:05 hours BVI time (the “Company Search”) and (ii) the records of proceedings on file with, and available for inspection at the High Court and the Commercial Court of the British Virgin Islands on 21 February 2023 at 13:05 hours BVI time (the “Litigation Search”) in respect of the Company (together the Company Search and the Litigation Search shall be referred to as the “Searches”).

4.	No Investigation of Foreign Law

We have not made any investigation of the laws of any jurisdiction outside the British Virgin Islands and express no opinion as to laws other than the laws of the British Virgin Islands and matters governed by such laws.

References in this opinion to statutes and/or statutory provisions shall be construed as referring to such statutes or statutory provisions as respectively replaced, amended, extended or consolidated as at the date of this opinion.

5.	Assumptions

For the purposes of giving this opinion we have assumed without taking any steps to verify the assumptions set out in Schedule 1 to this opinion (the “Assumptions”).

6.	Qualifications and Reservations

This opinion is subject to the qualifications and reservations set out in Schedule 2 to this opinion (the “Qualifications”).

7.	Opinion

7.1	Based upon the Assumptions and subject to the Qualifications made in this opinion and to matters not disclosed to us, we are of the opinion that:

(a)	Existence. The Company was duly and validly incorporated on 8 October 2018 as a company limited by shares under the BVI Business Companies Act, 2004 Act (“BC Act”) and remains duly and validly incorporated as such.

(b)	Authorised Shares. The Ordinary Shares to be issued by the Company and registered under the Registration Statement have been duly and validly authorised.

(c)	Valid Issuance of Shares. When issued in accordance with the terms of the Award Scheme and the Memorandum and Articles and consideration of not less than the par value is received by the Company, the Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect them).

(d)	Time of Issue. Under the BC Act, Ordinary Shares in the Company are deemed to be issued when the name of the shareholder is entered in the Company’s register of shareholders.

8.	Exclusive Jurisdiction

This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and any action arising out of it shall be subject to the exclusive jurisdiction of the courts of the British Virgin Islands, and by relying on this opinion you irrevocably submit to the exclusive jurisdiction of the British Virgin Islands courts.

9.	Application of Opinion

This opinion applies only to the laws, facts and circumstances which exist at the date of this opinion and is limited to the matters expressly stated in this opinion. We assume no obligation or responsibility to update or supplement this opinion to reflect any law, fact or circumstance which may come to our attention, or any changes in the law which may occur after this date, or to inform the addressee of any such development.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is given by BTPLaw LLC and no partner or employee thereof assumes any personal responsibility for it or owes any duty of care in respect of it save as to the extent permitted by law.

Yours faithfully

/s/ BTP LAW LLC

BTP LAW LLC

SCHEDULE 1 - ASSUMPTIONS

In giving this opinion, we have assumed:

1	that all documents, copies or originals received or relied on by us and all signatures on such documents are authentic and genuine;

2	that all copies received by us are complete and conform to the relevant original documents;

3	the accuracy and completeness of all factual representations expressed in or implied by the documents we have examined;

4	that the information disclosed by the Searches was accurate and complete when obtained and would remain the same if such search and enquiry were repeated at the time of this opinion, that all information required to be filed with or delivered to the Registry or the High Court and/or Commercial Court in the British Virgin Islands in respect of the Company had been so filed or delivered at the time of such Searches, and that such Searches did not fail to disclose any information which had been filed with or delivered to the relevant office/department but had not been processed at the time when the search was conducted and the enquiry made;

5	the Resolutions have not been amended or rescinded and remain in full force and effect;

6	upon the issue of any Ordinary Shares, the Company will receive consideration which shall be not less than the amount to be credited for the issue of such Ordinary Shares; and

7	there is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing.

SCHEDULE 2 - QUALIFICATIONS AND RESERVATIONS

The opinions expressed in our opinion are subject to the following qualifications and reservations:

1.	For the purpose of giving this opinion we have not examined any documents incorporated by reference in any of the documents reviewed or otherwise referred to in the documents reviewed, and accordingly offer no opinion in relation thereto.

2.	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

3.	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.